Exhibit 23.1

Consent of Independent Auditors

                    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002 of our report dated February 27, 2002, with respect to the consolidated financial statements of Brown Shoe Company, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 2, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                                                                    /s/ Ernst & Young LLP

St. Louis, Missouri
May 20, 2002